COMMON SHARES
SHARES
CUSIP G9319H 10 2
SEE REVERSE FOR CERTAIN DEFINITIONS
VALIDUS  RE
THIS CERTIFIES THAT
is the registered holder of
VALIDUS HOLDINGS, LTD.
INCORPORATED UNDER THE LAWS OF BERMUDA
THE SHARES REPRESENTED BY THIS
CERTIFICATE ARE TRANSFERABLE IN
HAMILTON, BERMUDA, NEW YORK, NEW YORK
AND PITTSBURGH, PENNSYLVANIA
FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF PAR VALUE $0.175 EACH IN THE SHARE CAPITAL OF VALIDUS HOLDINGS, LTD.
(hereinafter called the “Company”), subject to the memorandum of association and the bye-laws of the Company and tranferable in accordance therewith.  This certificate is not valud until countersigned by the Transfer Agent and registered by the Registrar.
           Witness ,the facsimile seal of the Company and hte facisimile signatures of its duly authorized officers.
Dated
COUNTERSIGNED AND REGISTERED:

THE BANK OF NEW YORK

(New York, NY)
BY:
TRANSFER AGENT
AND REGISTRAR
AUTHORIZED SIGNATURE

The Company will furnish without charge, to each shareholder who so requests, a copy of the provisions setting forth the designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof which the Company is authorized to issue, and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Company or to the Transfer Agent named on the face hereof.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- as tenants in common - as tenants by the entireties - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT -	_________ Custodian __________ (Cust) (Minor) under Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used though not in the above list.

For value received,                                                            hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                         shares represented by the within Certificate, and do hereby irrrevocably constitute and appoint

                                                                                   Atttorney to transfer the said stock on the books of the within named Company     with full power of substitution in the premises.

Dated

X
NOTICE:
The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.